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ATI Modular Technology Corp. and AmericaTowne, Inc. Agree to Plan of Merger

ATI Modular Technology Corp. and its parent company Americatowne, Inc. announced today that they have agreed to a Plan of Merger, which once closed, will result in a combination of their respective businesses into ATI Holdings, Inc., a Nevada corporation.

Raleigh, NC, July 14, 2017 --(PR.com)-- AmericaTowne, Inc. ("AmericaTowne") and its subsidiary, ATI Modular Technology Corp., announced today that they have agreed to a Plan of Merger, which once closed, will result in a combination of their respective businesses into ATI Holdings, Inc., a Nevada corporation.

In anticipation of closing the Plan of Merger, AmericaTowne has amended its Certificate of Incorporation with Delaware disclosing an increase in the number of authorized shares of common stock to 200,000,000 and a forward split of these shares on a one-to-four basis. ATI Modular has filed an amendment to its Articles of Incorporation with the State of Nevada changing the name of the company to "ATI Holdings, Inc." and effectuating a fifty-to-one reverse stock split. These corporate actions, and more specifically the closing of the Plan of Merger is subject to certain actions reviewed and approved by the United States Securities and Exchange Commission and the Financial Industry Regulatory Authority. The Plan of Merger was amended on July 14, 2017 to disclose the increase in authorized shares of common stock in AmericaTowne to 200,000,000.

AmericaTowne's and ATI Modular's Chairman of the Board, Alton Perkins, commented, "These actions are intended to consolidate the operations of AmericaTowne and ATI Modular, and reduce operational costs associated with being a publicly reporting company and increase shareholder value while we continue to build the business models of each respective company. Following effectiveness, ATI Holdings will be operating two separate but related businesses - furtherance of the AmericaTowne concept as set forth in its public filings, and expansion of its modular construction operations in China."

About AmericaTowne and ATI Modular

AmericaTowne is incorporated in the State of Delaware. AmericaTowne's objective is to provide upper and middle-income consumers in China with "Made In The USA" goods and services allowing customers to experience the United States' culture and lifestyle. In addition, AmericaTowne sees opportunities in developing countries, such as Africa, in implementing business solutions considered mainstream in America, but relatively new in these developing countries. AmericaTowne is deploying resources, research and expertise in evaluating these opportunities as part of its overall growth model. AmericaTowne is a publicly reporting company with the United States Securities and Exchange Commission, and its quarterly and annual reports, and periodic disclosures may be found at www.sec.gov/edgar and also at www.americatowne.com.

ATI Modular Technology Corp. is incorporated in the State of Nevada (www.atimodular.com). ATI Modular is a related party to AmericaTowne by virtue of AmericaTowne's majority and controlling

interest. The intent is for ATI Modular to provide AmericaTowne, and other unrelated parties, in developing countries, in introducing, implementing, educating and facilitating the benefits of modular construction. ATI Modular is a publicly reporting company, and is listed on the OTC Pink as "ATMO."

Forward Looking Statement

This press release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events and similar expressions. Forward-looking statements may be identified by use of words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," or "potential" or similar words or phrases which are predictions of or indicate future events or trends. Statements such as those concerning potential acquisition activity, investment objectives, strategies, opportunities, other plans and objectives for future operations or economic performance are based on the Company's current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Any of these statements could prove to be inaccurate and actual events or investments and results of operations could differ materially from those expressed or implied. To the extent that the Company's assumptions differ from actual results, the Company's ability to meet such forward-looking statements may be significantly and negatively impacted. You are cautioned not to place undue reliance on any forward-looking statements and the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact: Alton Perkins, 919-436-1888, ap@americatowne.com; ap@atimodular.com

Source: AmericaTowne and ATI Modular Technology, Inc.

Contact Information:

ATI Modular Technology Corp.
Leisanne Smeadala
248-881-7987
Contact via Email
www.atimodular.com
Alton Perkins, 919-436-1888, ap@atimodular.com

Online Version of Press Release:

You can read the online version of this press release at: http://www.pr.com/press-release/723469

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